UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 11, 2012, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an Incremental Assumption Agreement (the “Agreement”) with J. P. Morgan Securities LLC, Mizuho Corporate Bank, LTD., SunTrust Robinson Humphrey, Inc. and other participating lenders to borrow additional amounts under our existing Amended and Restated Credit Agreement (the “Credit Agreement”) in the form of a new incremental term loan.

The aggregate principal amount of the incremental term loan totals $150 million and is payable in quarterly installments commencing on September 30, 2012 as follows:

Installment	Principal Amount
1-4	$3,750,000
5-8	$5,625,000
9-12	$7,500,000
13-15	$11,250,000
4th anniversary of Effective Date	Remaining balance

Proceeds from the incremental term loan will be used to partially refinance $175 million outstanding under our revolving credit facility, which is provided for in the Credit Agreement. The interest rate charged on the term loan is determined in accordance with the terms of the Credit Agreement. As of June 11, 2012 and after giving effect to the refinancing described above and a $20 million voluntary repayment of the revolver, total debt outstanding under our Credit Agreement was $498 million and we had $243 million available, net of outstanding letters of credit, under our revolving credit facility.

The foregoing summary of the Agreement is qualified in its entirety by the terms and conditions of the Incremental Assumption Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

The Company is reporting that it has made the following purchases under its currently authorized $400 million share repurchase program:

•	through March 31, 2012, the Company purchased a total of 2,673,604 shares at an average price per share of $19.43, for an aggregate purchase price (excluding commissions) of $51,955,821; and

•

from April 1, 2012 through June 11, 2012, the Company purchased a total of 20,690,100 shares at an average price per share of $10.87, for an aggregate purchase price (excluding commissions) of $224,999,715.

Repurchases may be made pursuant to Rule 10b5-1 or 10b-18 of the Securities Exchange Act of 1934, as amended. Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company’s working capital needs, cash requirements for investments, debt repayment obligations, stock price, and economic and market conditions. There is no guarantee as to the exact number of shares or value thereof that will be repurchased under the share repurchase program. The share repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Additional information regarding the Company’s share repurchase program has been and will be disclosed in the Company’s quarterly reports on Form 10-Q and the Company’s annual reports on Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Incremental Assumption Agreement by and among Allscripts Healthcare Solutions, Inc. and Allscripts Healthcare, LLC (individually and collectively as the borrower), J. P. Morgan Securities LLC, Mizuho Corporate Bank, LTD., SunTrust Robinson Humphrey, Inc., and other participating lenders as the lenders, and JPMorgan Chase Bank, N.A., as administrative agent, dated June 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 12, 2012	By:	/s/ W. David Morgan
W. David Morgan
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Assumption Agreement by and among Allscripts Healthcare Solutions, Inc. and Allscripts Healthcare, LLC (individually and collectively as the borrower), J. P. Morgan Securities LLC, Mizuho Corporate Bank, LTD., SunTrust Robinson Humphrey, Inc., and other participating lenders as the lenders, and JPMorgan Chase Bank, N.A., as administrative agent, dated June 11, 2012